EXHIBIT 5.2


               [LETTERHEAD OF CADWALADER, WICKERSHAM & TAFT LLP]




                                  June 28, 2006

SLC Student Loan Receivables I, Inc.
750 Washington Boulevard, 9th Floor
Stamford, Connecticut 06901

            Re:   SLC Student Loan Trust 2006-1 Student Loan Asset-Backed Notes
                  -------------------------------------------------------------

Ladies and Gentlemen:

      We have acted as special counsel to SLC Student Loan Receivables I, Inc. (the "Depositor") in connection with the sale by SLC Student Loan Trust 2006-1 (the "Trust") of its Student Loan Asset-Backed Notes Classes A-1, A-2, A-3, A-4, A-5 and A-6 (collectively the "Class A Notes") and Class B Notes (the "Class B Notes" and together with the Class A Notes, the "Notes") pursuant to the terms of the Underwriting Agreement dated as of June 22, 2006 (the "Agreement") among the Trust, The Student Loan Corporation ("SLC") and Citigroup Global Markets Inc., as representative of the Underwriters named therein. The Notes are being issued pursuant to an indenture dated as of June 28, 2006 (the "Indenture") among the Trust, Citibank, N.A., a national banking association, as eligible lender trustee (the "Eligible Lender Trustee"), U.S. Bank National Association, a national banking association, as indenture trustee and Citibank, N.A. as indenture administrator (the "Indenture Adminstrator").

In rendering the opinions set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Transaction Documents (as defined below) and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinions expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission (the "Commission") through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinions expressed herein, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Agreement and the Transaction Documents (defined below) and we have relied upon certificates and oral or written statements and other information obtained from the Trust, the other parties to the transaction referenced herein, and public officials and, in particular, with respect to paragraphs 2, 3 and 4 below, on analyses provided to us by representatives of Citibank, N.A. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinions, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Depositor and the Trust in connection with the preparation and delivery of this letter.

In particular, we have examined and relied upon:

            a. the Master Terms Purchase Agreement, dated as of June 28, 2006, among SLC, as seller, the Depositor, as purchaser, and the Eligible Lender Trustee, and the related Purchase Agreement, dated as of June 28, 2006, among the same parties;

            b. the Master Terms Sale Agreement, dated as of June 28, 2006, among the Depositor, as seller, the Trust, as purchaser, and the Eligible Lender Trustee, and the related Sale Agreement, dated as of June 28, 2006, among the same parties;

            c. the Indenture;

            d. the Agreement;

            e. the Administration Agreement, dated as of June 28, 2006, between
               SLC, as servicer and administrator, and the Trust;

            f. the Subadministration Agreement, dated as of June 28, 2006 (the
               "Subadministration Agreement"), between SLC, as administrator, and CitiMortgage, Inc., as subadministrator;

            g. the Servicing Agreement, dated as of June 28, 2006, between SLC, as servicer, and the Trust;

            h. the Subservicing Agreement, dated as of June 28, 2006, between
               SLC, as servicer, and Citibank USA, National Association, as subservicer (the "Subservicer");

            i. the Custody Agreement, dated as of June 28, 2006, among the
               Trust, the Eligible Lender Trustee, the Indenture Trustee, and the Subservicer, as custodian;

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            j. the Eligible Lender Trust Agreement, dated as of June 28, 2006, between the Depositor and the Eligible Lender Trustee;

            k. the Eligible Lender Trust Agreement, dated as of June 28, 2006, between the Trust and the Eligible Lender Trustee;

            l. the Short-Form Trust Agreement, dated as of June 15, 2006, between the Depositor and Wilmington Trust Company, as owner trustee, as amended and restated pursuant to the Amended and Restated Trust Agreement, dated as of June 28, 2006, between the same parties (together, the "Trust Agreement");

            m. the Registration Statement on Form S-3 (File No. 333-133028)
               filed by the Trust with the Commission on April 6, 2006, together with Amendment No. 1 thereof filed with the Commission on May 18, 2006 and Amendment No. 2 thereof filed with the Commission on June 8, 2006, as declared effective on June 15, 2006 (excluding any exhibits thereto, the "Registration Statement") and;

            n. the prospectus supplement, dated June 22, 2006 (the "Prospectus
               Supplement"), to the base prospectus, dated June 22, 2006 (the "Base Prospectus" and, together with the Prospectus Supplement, the "Prospectus"), the free writing prospectus, dated June 18, 2006 (the "FWP") and the term sheet, dated June 21, 2006 (the "Term Sheet").

Items a to n above are referred to in this letter as the "Transaction
Documents".

We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and (other than with respect to the Trust) that such documents, agreements and instruments are legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms. With respect to paragraphs 2, 3 and 4 below, we have further assumed that all statements, facts, representations and covenants made in such documents, agreements and instruments are and remain true (without regard to any qualifications stated therein and without undertaking to verify such statements, facts and representations by independent investigation), that the respective parties thereto and all parties referred to therein will act in all respects at all relevant times in conformity with the requirements and provisions of such documents, and that none of the terms and conditions contained therein has been or will be waived or modified in any respect. As used herein, "to our knowledge", "known to us" or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in the transactions contemplated by the Agreement.

      We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and, to the extent expressly referred to in this letter, the federal laws of the United States of America. To the extent the opinions expressed in paragraph 1 below are

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

governed by Delaware law we have relied on the opinion of Richards, Layton & Finger delivered to you on the date hereof.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. Assuming that the Notes have been validly executed by on behalf of the Trust, the Notes, when authenticated by the Indenture Administrator, issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity) and will be validly issued and outstanding, fully paid and non-assessable and entitled to the benefits provided by the Indenture.

      2. The statements in the Prospectus and the FWP under the heading "Certain U.S. Federal Income Tax Considerations," to the extent such statements summarize material U.S. federal income tax consequences of the purchase, beneficial ownership and disposition of the Notes to the holders thereof described therein, are correct in all material respects.

      3. The Class A Notes will be and, although not free from doubt, the Class B Notes will be treated as indebtedness, for U.S. federal income tax purposes, as described under the heading "Certain U.S. Federal Income Tax Considerations" in the Prospectus.

      4. The Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, assuming that the terms of the Trust Agreement and the other Transaction Documents will be complied with.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                    Very truly yours,

                                    /s/ Cadwalader, Wickersham & Taft LLP

                                    Cadwalader, Wickersham & Taft LLP


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